UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2012

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Gary J. Taylor has advised the registrant that he intends to resign from his position as Group President, Utility Operations, effective May 31, 2012.  On April 4, 2012, the Board of Directors elected Theodore H. Bunting, Jr. to succeed Mr. Taylor as Group President, Utility Operations and Alyson M. Mount to succeed Mr. Bunting as the registrant’s Senior Vice President and Chief Accounting Officer, in each case effective as of the close of business on May 31, 2012.

Ms. Mount, 41, has been employed by the registrant since 2002.  She currently serves as the registrant’s Vice President, Corporate Controller, a position she has held since September 2010.  From January 2004 to September 2010, Ms. Mount served as Director, Accounting Policy and Research.  Before joining the registrant, Ms. Mount worked for 10 years with PricewaterhouseCoopers, where she specialized in audit and consulting projects primarily in the energy industry.

As Senior Vice President and Chief Accounting Officer, Ms. Mount will be paid a base salary of $280,000 per year, with a target payout under the registrant’s Annual Incentive Plan equal to 60% of her base salary.  Ms. Mount also will participate in the registrant’s Long Term Performance Unit Program on the same basis as other similarly situated executives, prorated for her term of service during the applicable performance period, and will be entitled to participate in the Company’s System Executive Retirement Plan, System Executive Continuity Plan, and other benefit programs of the registrant available to similarly situated executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY CORPORATION
By: /s/ Marcus V. Brown
Marcus V. Brown
Senior Vice President and General Counsel

Dated: April 9, 2012